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                                                                    Exhibit 99.1

The following certification accompanies Lexington Precision Corporation's Quarterly Report on Form 10-Q for the quarter ended March 31, 2003 and is not filed as provided in SEC Release Nos. 33-8212, 34-47551 and IC-25967 dated March 21, 2003.

A signed original of this written statement required by Section 906 has been provided to Lexington Precision Corporation and will be retained by Lexington Precision Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

                Certification Pursuant to 18 U.S.C. Section 1350,
                    As Adopted Pursuant to Section 906 of the
                          Sarbanes - Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of Lexington Precision Corporation, a Delaware corporation (the "Company"), for the period ended March 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, the Chief Financial Officer, hereby certifies pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that:

(1) the Report of the Company filed today pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), fully complies with the requirements of Section 13(a) of the Exchange Act; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

                                           /s/ Michael A. Lubin
                                           -----------------------------------
                                           Michael A. Lubin
                                           Chairman of the Board
                                           (Co-Principal Executive Officer)
                                           May 14, 2003